                  10990 Roe Avenue
                  Overland Park, KS 66211-1213
                  (913) 696-6100
                  (913) 696-6116 FAX
                                                          NEWS RELEASE
     YELLOW CORPORATION

                  JULY 17, 2003

                  FOR IMMEDIATE RELEASE

                  YELLOW CORPORATION REPORTS STRONG SECOND QUARTER RESULTS


                  >> YELLOW TRANSPORTATION MORE THAN TRIPLES OPERATING INCOME OVER 2ND QUARTER 2002

                  >> MERIDIAN IQ REVENUE GROWTH OF 22 PERCENT OVER 2ND QUARTER 2002; CONTINUES TO EXPAND CUSTOMER BASE

                  >> EXACT EXPRESS, AN EXPEDITED SERVICE, GROWS REVENUE BY 54 PERCENT OVER 2ND QUARTER 2002

                  >>    ANNOUNCED ACQUISITION OF ROADWAY CORPORATION ON JULY 8

                  OVERLAND PARK, KAN. --- Yellow Corporation (NASDAQ: YELL) today reported second quarter 2003 income of $18.4 million, up substantially from $2.6 million in the second quarter of 2002. Second quarter 2003 results of $.62 per share included a pre-tax benefit of $3.7 million, or $.08 per share, from the completion of an insurance recovery that started in the first quarter of 2003. Excluding the insurance recovery, second quarter 2003 earnings per share was $.54, which is consistent with previously-issued guidance. In the second quarter of 2002, earnings per share from continuing operations was $.09.

                  Yellow Corporation reported the following consolidated results for the second quarter of 2003:

                  - Operating revenue of $713 million, a 10.4% increase over $646 million in second quarter 2002

                  - Operating income of $32.3 million compared to $6.2 million in second quarter 2002

                  "Yellow Transportation and Meridian IQ continue to perform very well," said Bill Zollars, Chairman, President and CEO of Yellow Corporation. "We were able to grow consolidated revenue by over ten percent through increased business volumes and effective yield management. More importantly, by continuing to leverage our cost structure, operating income for the quarter was more than five times the amount earned in the second quarter of 2002. In addition, over the last six to eight weeks, we have experienced volume increases that appear to be modestly above normal seasonality," Zollars stated.

                  "The growth in Exact Express, our expedited, time-definite service, highlights the effectiveness of our one-stop shopping strategy," Zollars continued. "When it comes to big shipments for business, our customers can rely on Yellow to manage their transportation needs whatever the mode, speed or destination."

                  For the six months ended June 30, 2003, Yellow Corporation reported the following consolidated results:

                  - Diluted EPS from continuing operations of $.80 compared to $.09 in the same period of 2002

                  - Operating revenue of $1.4 billion, a 13.9% increase over $1.2 billion in the same period of 2002

                  - Operating income of $44.1 million, almost four times the $8.9 million earned in the same period of 2002

                  Yellow Corporation 2003 Second Quarter Financial Results // Page Two


                  YELLOW TRANSPORTATION

                  Yellow Transportation reported second quarter 2003 results, as follows:

                  - Revenue of $691 million, up 10.1% from $628 million in second quarter 2002

                  - Operating income of $36.4 million, up from $10.5 million in second quarter 2002; excluding the insurance recovery, operating income was $32.7 million

                  - Operating ratio of 94.7% compared to 98.3% in second quarter 2002; excluding the insurance recovery, the operating ratio was 95.3%

                  "Yellow Transportation continues to excel at yield management, cost management and service quality," said Zollars. "Maintaining the right balance between business volumes and yield resulted in significant profit improvement."

                  Less-than-truckload (LTL) revenue per day, for the second quarter of 2003, was up 10.2% over the second quarter of 2002, primarily reflecting a 5.0% increase in LTL tonnage per day and a 4.9% improvement in LTL revenue per hundred weight (3.5% excluding fuel surcharge). Second quarter 2003 business volumes benefited primarily from the September 2002 closure of a significant competitor and the continued growth of premium services such as Exact Express and Definite Delivery.

                  For the six months ended June 30, 2003, Yellow Transportation reported the following results:

                  - Revenue of $1.35 billion, up 13.3% from $1.19 billion in the same period of 2002

                  - Operating income of $55.9 million, up from $17.2 million in the same period of 2002

                  - Operating ratio of 95.9% compared to 98.6% in the same period of 2002

                  "For the six months ended June 30, 2003, revenue was up $159 million and operating income was up $39 million, from the same period in 2002," Zollars stated. "The 24% incremental margin reflects outstanding cost management, operational excellence and the right balance of yield and volume."


                  MERIDIAN IQ

                  Meridian IQ, entering its second year of operations, reported the following second quarter 2003 results:

                  - Operating revenue of $23 million, up 22% over $19 million in second quarter 2002

                  - Operating income of $0.1 million compared to a $0.5 million loss in second quarter 2002

                  "Meridian IQ continues to show significant progress. We expect continued revenue growth and improved profitability in the coming quarters," said Zollars.

                  For the six months ended June 30, 2003, Meridian IQ reported the following results:

                  - Operating revenue of $45 million, up 32% over $34 million in the same period of 2002

                  - Operating loss of $0.8 million compared to a $2.0 million loss in the same period of 2002

                  Yellow Corporation 2003 Second Quarter Financial Results // Page Three


                  OUTLOOK

                  "As a result of the strong performance at Yellow Transportation and Meridian IQ, we remain comfortable with our full year 2003 guidance of $2.25 to $2.35 per share, and expect the third quarter to be between $.70 and $.80 per share," Zollars stated. "We are assuming that current economic activity continues throughout 2003. However, due to our significant operating leverage, we are well positioned to take advantage of improved economic conditions when they occur."


                  OTHER MATERIAL INFORMATION

                  On July 8, 2003, Yellow Corporation and Roadway Corporation announced a definitive agreement under which Yellow Corporation will acquire Roadway Corporation for approximately $966 million, or $48 per share (based on a fixed exchange ratio and a 60-day average price per share of $24.95 for Yellow common stock in a half cash, half stock transaction). Yellow Corporation will also assume an expected $140 million in net Roadway indebtedness, bringing the enterprise value of the acquisition to approximately $1.1 billion.

                  The combined enterprise, which will be known as Yellow-Roadway Corporation, will be one of the largest transportation service providers in the world. Yellow-Roadway will be the largest U.S.-based transportation service provider with a focus on big shipments for business-to-business customers.

                  Bill Zollars, currently Chairman, President, and Chief Executive Officer of Yellow, will be Chairman, President, and Chief Executive Officer of the combined company. James D. Staley, currently President and Chief Executive Officer of Roadway, will continue to lead Roadway, which will be an operating entity under the Yellow-Roadway holding company. Three members of the Roadway Board of Directors will join the Board of Yellow-Roadway -- Frank P. Doyle, John F. Fiedler, and Phillip J. Meek.

                  For more information concerning this transaction, please refer to the company's current report on Form 8-K filed with the Securities and Exchange Commission. A copy of the Form 8-K can be obtained from www.sec.gov as well as the Yellow Corporation Internet site www.yellowcorp.com or a special transaction website, www.yellowroadwayinformationcenter.com.


                  REVIEW OF FINANCIAL RESULTS

                  A teleconference review of Yellow Corporation second quarter 2003 financial results has been scheduled for Friday, July 18, 2003, beginning at 9:30 a.m. Eastern, 8:30 a.m. Central. Hosting the conference call will be: Bill Zollars, Chairman, President and CEO of Yellow Corporation; Don Barger, CFO of Yellow Corporation; James Welch, President of Yellow Transportation; and Jim Ritchie, President of Meridian IQ.

                  To participate, please dial 1-888-609-3912 and allow five to ten minutes prior to the start of the call. The conference call will be webcast live via StreetEvents at www.streetevents.com and via the Yellow Corporation Internet site www.yellowcorp.com. An audio playback will be available until July 24, 2003 by calling 1-800-642-1687 then dialing the access code 1342595. In addition, an audio playback will be available for 30 days via the StreetEvents and Yellow Corporation web sites.

                  Yellow Corporation 2003 Second Quarter Financial Results // Page Four


                  This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), labor relations, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, changes in and customer acceptance of new technology and a downturn in general or regional economic activity.

                  Yellow Corporation, a Fortune 500 company, is a holding company that through wholly owned operating subsidiaries offers its customers a wide range of asset and non-asset based transportation services integrated by technology. Its largest subsidiary, Yellow Transportation, offers a full range of regional, national and international services for the movement of industrial, commercial and retail goods. Meridian IQ is a non-asset global transportation management company that plans and coordinates the movement of goods worldwide. Yellow Technologies provides innovative technology solutions and services exclusively for Yellow Corporation companies. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 23,000 people.


                  Analyst Contact:          Stephen Bruffett
                                            Yellow Corporation
                                            913-696-6108
                                            steve.bruffett@yellowcorp.com

                  Media Contact:            Suzanne Dawson
                                            Linden Alschuler & Kaplan
                                            212-329-1420
                                            sdawson@lakpr.com

                           CONSOLIDATED BALANCE SHEETS
                       Yellow Corporation and Subsidiaries
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                                                 June 30,                   December 31,
                                                                                     2003                           2002
                                                                        ------------------            -------------------
ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                                               $    49,811                    $    28,714
      Accounts receivable                                                         334,360                        327,913
      Prepaid expenses and other                                                   31,765                         68,726
                                                                        ------------------            -------------------
           Total current assets                                                   415,936                        425,353
                                                                        ------------------            -------------------

      Property and equipment, net of accumulated
           depreciation of $1,127,405 and $1,114,120                              571,181                        564,976
      Goodwill and other assets                                                    53,564                         52,656
                                                                        ------------------            -------------------
           Total assets                                                       $ 1,040,681                    $ 1,042,985
                                                                        ==================            ===================


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                                                        $    71,283                    $   114,989
      Wages, vacations, and employees' benefits                                   166,369                        159,998
      Other current and accrued liabilities                                       113,572                        101,111
      ABS borrowings                                                               50,000                         50,000
      Current maturities of long-term debt                                         40,259                         24,261
                                                                        ------------------            -------------------
           Total current liabilities                                              441,483                        450,359
                                                                        ------------------            -------------------

OTHER LIABILITIES:
      Long-term debt, less current portion                                         33,983                         50,024
      Claims and other liabilities                                                180,349                        182,644
                                                                        ------------------            -------------------
           Total other liabilities                                                214,332                        232,668
                                                                        ------------------            -------------------

SHAREHOLDERS' EQUITY:
      Common stock, $1 par value per share                                         31,910                         31,825
      Capital surplus                                                              82,104                         80,610
      Retained earnings                                                           349,460                        325,474
      Accumulated other comprehensive loss                                        (33,575)                       (35,596)
      Unamortized restricted stock awards                                            (810)                        (1,053)
      Treasury stock, at cost (2,359 and 2,244 shares)                            (44,223)                       (41,302)
                                                                        ------------------            -------------------
           Total shareholders' equity                                             384,866                        359,958
                                                                        ------------------            -------------------
           Total liabilities and shareholders' equity                         $ 1,040,681                    $ 1,042,985
                                                                        ==================            ===================

                      STATEMENTS OF CONSOLIDATED OPERATIONS
                       Yellow Corporation and Subsidiaries
                For the Three Months and Six Months Ended June 30
                  (Amounts in thousands except per share data)
                                   (Unaudited)

                                                          Three Months                   Six Months
                                                   --------------------------    --------------------------
                                                      2003           2002           2003           2002
                                                   -----------    -----------    -----------    -----------
OPERATING REVENUE                                  $   713,453    $   646,061    $ 1,394,546    $ 1,224,863
                                                   -----------    -----------    -----------    -----------

OPERATING EXPENSES:
      Salaries, wages and benefits                     458,036        429,782        896,784        820,021
      Operating expenses and supplies                  103,908         92,753        213,851        173,821
      Operating taxes and licenses                      19,492         18,722         39,259         37,101
      Claims and insurance                              10,730         16,642         23,454         30,222
      Depreciation and amortization                     20,818         19,482         41,086         38,411
      Purchased transportation                          68,106         61,471        135,979        114,717
      Losses on property disposals, net                     30            438             41            906
      Spin-off and reorganization charges                    -            561              -            797
                                                   -----------    -----------    -----------    -----------
           Total operating expenses                    681,120        639,851      1,350,454      1,215,996
                                                   -----------    -----------    -----------    -----------
OPERATING INCOME                                        32,333          6,210         44,092          8,867
                                                   -----------    -----------    -----------    -----------

NONOPERATING (INCOME) EXPENSES:
      Interest expense                                   2,625          1,437          5,271          3,747
      ABS facility charges                                   -            715              -          1,469
      Other, net                                          (343)           (44)          (436)          (202)
                                                   -----------    -----------    -----------    -----------
           Nonoperating expenses, net                    2,282          2,108          4,835          5,014
                                                   -----------    -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                               30,051          4,102         39,257          3,853
INCOME TAX PROVISION                                    11,691          1,474         15,271          1,372
                                                   -----------    -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS                       18,360          2,628         23,986          2,481
Income (loss) from discontinued operations, net              -          3,592              -        (69,297)
                                                   -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                  $    18,360    $     6,220    $    23,986    $   (66,816)
                                                   ===========    ===========    ===========    ===========
AVERAGE SHARES OUTSTANDING-BASIC                        29,586         28,404         29,585         26,687
                                                   ===========    ===========    ===========    ===========
AVERAGE SHARES OUTSTANDING-DILUTED                      29,834         28,810         29,826         27,053
                                                   ===========    ===========    ===========    ===========
BASIC EARNINGS (LOSS) PER SHARE:
      Income from continuing operations            $      0.62    $      0.09    $      0.81    $      0.09
      Income (loss) from discontinued operations             -           0.13              -          (2.59)
                                                   -----------    -----------    -----------    -----------
      Net income (loss)                            $      0.62    $      0.22    $      0.81    $     (2.50)
                                                   -----------    -----------    -----------    -----------
DILUTED EARNINGS (LOSS) PER SHARE:
      Income from continuing operations            $      0.62    $      0.09    $      0.80    $      0.09
      Income (loss) from discontinued operations             -           0.13              -          (2.56)
                                                   -----------    -----------    -----------    -----------
      Net income (loss)                            $      0.62    $      0.22    $      0.80    $     (2.47)
                                                   -----------    -----------    -----------    -----------


                      STATEMENTS OF CONSOLIDATED CASH FLOWS
                       Yellow Corporation and Subsidiaries
                        For the Six Months Ended June 30
                             (Amounts in thousands)
                                   (Unaudited)


                                                                                      2003                     2002
                                                                                --------------          ---------------
OPERATING ACTIVITIES:
      Net income (loss)                                                              $ 23,986                $ (66,816)
      Noncash items included in net income (loss):
          Depreciation and amortization                                                41,086                   38,411
          Loss from discontinued operations                                                 -                   69,297
          Losses on property disposals, net                                                41                      906
      Changes in assets and liabilities, net:
          Accounts receivable                                                          (6,447)                 (49,858)
          Accounts receivable securitizations                                               -                  (22,000)
          Accounts payable                                                            (43,706)                 (21,641)
          Other working capital items                                                  55,861                   67,522
          Claims and other                                                             (2,653)                  20,056
          Other                                                                         1,603                    2,760
      Net change in operating activities of discontinued operations                         -                   19,081
                                                                                --------------          ---------------
          Net cash from operating activities                                           69,771                   57,718
                                                                                --------------          ---------------

INVESTING ACTIVITIES:
      Acquisition of property and equipment                                           (48,038)                 (39,398)
      Proceeds from disposal of property and equipment                                  1,204                    1,528
      Net capital expenditures of discontinued operations                                   -                   (9,229)
                                                                                --------------          ---------------
          Net cash used in investing activities                                       (46,834)                 (47,099)
                                                                                --------------          ---------------

FINANCING ACTIVITIES:
      Decrease in long-term debt                                                          (43)                (113,011)
      ABS borrowings, net                                                                   -                        -
      Proceeds from issuance of common stock                                                -                   93,792
      Treasury stock purchases                                                         (2,921)                       -
      Proceeds from exercise of stock options                                           1,124                    6,189
                                                                                --------------          ---------------
          Net cash used in financing activities                                        (1,840)                 (13,030)
                                                                                --------------          ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   21,097                   (2,411)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                         28,714                   19,214
                                                                                --------------          ---------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                             $ 49,811                $  16,803
                                                                                ==============          ===============

                       SUPPLEMENTAL FINANCIAL INFORMATION
                      Yellow Corporation and Subsidiaries
               For the Three Months and Six Months Ended June 30
                  (Amounts in thousands except per share data)
                                  (Unaudited)

                                                                      Three Months                         Six Months
                                                           ------------------------------     ------------------------------------
                                                             2003         2002       %           2003            2002          %
                                                           ---------    ---------  ------     ----------      ----------    ------
Operating revenue:
         Yellow Transportation                             $691,449     $ 628,215    10.1      $1,351,574      $1,192,858     13.3
         Meridian IQ                                         23,185        18,942    22.4          45,268          34,344     31.8
         Corporate/Other                                     (1,181)       (1,096)   (7.8)         (2,296)         (2,339)     1.8
                                                           --------     ---------              ----------      ----------
Consolidated                                                713,453       646,061    10.4       1,394,546       1,224,863     13.9

Operating income:
         Yellow Transportation                               36,361        10,525   245.5          55,861          17,187    225.0
         Meridian IQ                                             64          (454)  114.1            (829)         (1,969)    57.9
         Corporate/Other                                     (4,092)       (3,861)   (6.0)        (10,940) (1)     (6,351)   (72.3)
                                                           --------     ---------              ----------      ----------
Consolidated                                                 32,333         6,210   420.7          44,092           8,867    397.3

Losses on property disposals and spin-off and
         reorganization charges:
         Yellow Transportation                                   25           469                      37           1,040
         Meridian IQ                                              6             3                       6              84
         Corporate/Other                                         (1)          527                      (2)            579
                                                           --------     ---------              ----------      ----------
Consolidated                                                     30           999                      41           1,703

Operating income excluding property disposals,
         spin-off and reorganization charges (2):
         Yellow Transportation                               36,386        10,994   231.0          55,898          18,227    206.7
         Meridian IQ                                             70          (451)  115.5            (823)         (1,885)    56.3
         Corporate/Other                                     (4,093)       (3,334)  (22.8)        (10,942)         (5,772)   (89.6)
                                                           --------     ---------              ----------      ----------
Consolidated                                                 32,363         7,209   348.9          44,133          10,570    317.5

Operating ratio:
         Yellow Transportation                                 94.7%         98.3%                   95.9%           98.6%
         Consolidated                                          95.5%         99.0%                   96.8%           99.3%

Operating ratio excluding property disposals,
         spin-off and reorganization charges:
         Yellow Transportation                                 94.7%         98.2%                   95.9%           98.5%
         Consolidated                                          95.5%         98.9%                   96.8%           99.1%

Diluted EPS from continuing operations                     $   0.62     $    0.09              $     0.80      $     0.09
Diluted EPS from property disposals, spin-off and
         reorganization charges                                   -          0.02                       -            0.04
                                                           --------     ---------              ----------      ----------
Diluted EPS from continuing operations excluding
         property disposals, spin-off
         and reorganization charges                            0.62          0.11                    0.80            0.13

Pro forma stock option expense (after tax) (3)                  552           345                   1,101             705
Pro forma stock option impact on diluted EPS from
         continuing operations                                 0.02          0.01                    0.04            0.03


(1) Includes approximately $4 million for an industry conference that Yellow Corporation hosts every other year.

(2) Management does not consider these items a component of recurring operations and excludes them when evaluating operating income.

(3) The fair value in accordance with SFAS 123, Accounting for Stock-Based Compensation, not reflected in income.

                            STATISTICAL INFORMATION
                          Yellow Transportation, Inc.
                       For the Three Months Ended June 30
                  (Amounts in thousands except per unit data)


                                                               Three Months                           Amount/Workday
                                                 ------------------------------------       ----------------------------------
                                                    2003           2002          %            2003          2002          %
                                                 ----------     ---------    --------       --------      --------     -------
Workdays                                                                                          64            64

Revenue:
     LTL                                            645,551       585,826        10.2       10,086.7       9,153.5       10.2
     TL                                              47,067        44,255         6.4          735.4         691.5        6.4
                                                 ----------     ---------                   --------      --------
     Subtotal - pickup basis                        692,618       630,081         9.9       10,822.1       9,845.0        9.9
     Revenue recognition adjustment                  (1,169)       (1,866)      (37.4)         (18.2)        (29.1)     (37.4)
                                                 ----------     ---------                   --------      --------
     Total - as reported                            691,449       628,215        10.1       10,803.9       9,815.9       10.1

Tonnage - pickup basis:
     LTL                                              1,613         1,536         5.0          25.20         23.99        5.0
     TL                                                 298           297         0.2           4.66          4.65        0.2
     Total                                            1,911         1,833         4.2          29.86         28.64        4.2

Shipments - pickup basis:
     LTL                                              3,298         3,084         6.9          51.54         48.20        6.9
     TL                                                  41            41        (0.2)          0.63          0.63       (0.2)
     Total                                            3,339         3,125         6.8          52.17         48.83        6.8

Revenue/cwt. - pickup basis:
     LTL                                              20.01         19.07         4.9
     TL                                                7.90          7.44         6.2
     Total                                            18.13         17.19         5.5

Revenue/cwt. - pickup basis:
  (excluding fuel surcharge)
     LTL                                              19.42         18.76         3.5
     TL                                                7.69          7.35         4.6
     Total                                            17.59         16.90         4.1

Revenue/shipment - pickup basis:
     LTL                                             195.73        189.94         3.0
     TL                                            1,162.96      1,091.07         6.6
     Total                                           207.45        201.63         2.9